QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 2

THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

SUBSCRIPTION FORM

TO:	CALAIS RESOURCES INC. c/o John R. Henderson, Esq. 720 Pearl St. Boulder, CO 80302

        The undersigned, RESOURCE CAPITAL FUND III L.P. (hereinafter referred to as the "Subscriber"), hereby irrevocably tenders this offer which, upon acceptance by Calais Resources Inc. (the "Company"), shall constitute a subscription agreement on the part of the Subscriber to subscribe and purchase, and on the part of the Company, to issue and sell to the Subscriber 1,100,000 Units at US $0.20 per Unit (each a Unit and, Collectively, the "Units") (also known as the "Securities"), each Unit consisting of one share of restricted common stock and one common stock purchase warrant, with each warrant entitled to purchase one share of restricted common stock at US$ 0.30 per share exercise price through March 24, 2010, all on the terms and subject to the conditions set forth below (collectively, the "Subscription Agreement").

In further consideration of the Company's acceptance of the subscription herein, the Subscriber hereby represents and warrants, covenants or acknowledges to the Company, as follows:

  1.
  The Company cannot offer any assurance that the funds to be received by this subscription agreement will be sufficient to permit the Company to meet its immediate obligations.

  2.
  The Subscriber acknowledges and understands that the Company has only limited cash resources available to it and there is no assurance that the Company will be able to obtain the cash resources necessary to repay its debt and finance its operations, that its Caribou property is collateralized by a US$4,500,000 mortgage due July 31, 2005, which (if not timely paid) may lead to foreclosure and loss of our principal properties; that it has uncertain title to its Nevada properties, that it must achieve certain performance goals in order to maintain its Panama properties and there is no assurance it will be able to meet its contractual commitments if it cannot restructure the arrangement with respect to these properties, there is no assurance the Company will be able to achieve production of minerals from its prospects, the Company is subject to operational and environmental hazards and risks normally associated with mineral exploration, there is no assurance that price fluctuations will not adversely affect the Company, further action may be necessary with respect to enforcement of the settlement agreement between the Company and Marlowe Harvey and related entities entered into in March 2004, the Company is dependent on key personnel who could resign, security holders' interests in the Company may be diluted by issuing additional securities to obtain additional financing, and broker-dealers may be discouraged from selling the Company's securities because its common stock is considered penny stock. The Subscriber acknowledges and understands that the Company needs a significant amount of additional financing to continue its operations and carry forward its business plan, and that the funds expected to be made available to the Company as described in the first paragraph above will provide it valuable working capital, but not sufficient capital to achieve its business objectives. The Company can offer no assurance that it will be able to obtain additional financing at all, or that any additional financing will be available on commercially-reasonable terms. The Subscriber represents and warrants that it has reviewed the reports that the Company has filed with the Securities and Exchange Commission, the provincial authorities in British Columbia, and other information publicly available about the Company (including, without limitation, the risk factors set forth therein), and has discussed this investment with its legal, financial, investment, tax and other advisors as the Subscriber has deemed appropriate. The Subscriber understands and acknowledges that the Company is delinquent with respect to filing certain of the reports that the Company is required by the Securities and Exchange Commission to file because of the Company's inability to pay fees to its accountants and attorneys; the Company is also delinquent in certain of its reporting obligations to the province of British Columbia.

  3.
  The Subscriber acknowledges and understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities.

  4.
  The Subscriber acknowledges and understands that it is acquiring the Securities for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the United States Securities Act of 1933, as amended (the "1933 Act") and applicable laws of British Columbia; provided, however, that by making the representation herein, the Subscriber reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable British Columbia law.

  5.
  The Subscriber represents and warrants that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act. The Subscriber hereby represents that, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's advisors, if any, the Subscriber has the capacity to protect the Subscriber's own interests in connection with the transactions contemplated hereby. The Subscriber understands that it will not be able to exercise the warrant or sell the underlying shares of common stock unless there exists an exemption from registration available at the time of the exercise or the sale, and the Company cannot offer any assurance that there will be an exemption from registration available at such time.

  6.
  The Subscriber represents and warrants that the Subscriber and its advisors, if any, have either had access through the SEC's EDGAR and the Canadian SEDAR systems, or have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by the Subscriber or its advisors, if any (the "Disclosure Documents"). The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Subscriber hereby represents that the Subscriber has been furnished by the Company with all information regarding the Company, and that the Subscriber has consulted with its legal, tax, accounting, financial, investment, and other advisors with respect to the transactions contemplated herein to the extent the Subscriber has deemed it necessary or appropriate to do so. Neither such inquiries nor any other due diligence investigation conducted by Subscriber or any of his advisors or representatives modify, amend or affect the Subscriber's right to rely on the Company's representations, warranties and covenants below. The Subscriber's decision to tender this subscription and purchase the Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company except as set out in the Disclosure Documents.

  7.
  The Subscriber acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of Securities; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) the Subscriber may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, the Subscriber could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the Disclosure Documents.

  8.
  The Subscriber acknowledges and understands that the future conduct of the Company's business is dependent upon a number of factors and there is no assurance that the Company will be able to conduct its operations as contemplated in other information given to the Subscriber.

  9.
  The Subscriber represents and warrants that no person has made any written or oral representations to the Subscriber: (i) that any person shall resell or repurchase the Securities; (ii) that any person shall refund the subscription consideration; (iii) as to the future price or value of the Securities; or (iv) that application has been made to list and post the Securities for trading on a stock exchange or quotation system.

  10.
  The Subscriber represents and warrants that it is not acquiring the Securities as a result of, and to the best of the Subscriber's knowledge the offer and sale of the Securities is not being accompanied by, an advertisement in any medium, including, but not limited to, printed public media, radio, television or telecommunications, including electronic display, and no selling or promotional expenses have been paid or incurred in connection with the offer and sale.

  11.
  The Subscriber acknowledges and understands that the issuance of the Securities to the Subscriber is being completed pursuant to exemptions from the requirements to provide the Subscriber with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable securities legislation: (a) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Subscriber and the Subscriber may not receive information that the Subscriber would be entitled to under applicable securities legislation if no prospectus exemption was available; (b) the Company is relieved of certain obligations which would otherwise apply under applicable securities legislation; (c) various filings may be completed and disclosures made by the Company to the securities regulatory authorities and/or stock exchanges or quotations systems having jurisdiction over the securities of the Company; (d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities; and (e) there is no government or other insurance covering the Securities.

  12.
  The Subscriber acknowledges and understands that the Securities have not been registered under the Securities Act or any applicable state securities laws or the laws of British Columbia, and, consequently, the Subscriber may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities is registered pursuant to an effective registration statement under the 1933 Act and other applicable law; (ii) the Subscriber has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the

    Securities are sold or transferred pursuant to Rule 144 promulgated under the 1933 Act and applicable British Columbia law.

  13.
  The Subscriber acknowledges and understands the certificates representing the Securities will bear a restrictive legend in substantially the following form in addition to any legend required under British Columbia law (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

  14.
  The Subscriber acknowledges and understands that it is responsible for obtaining its own legal, tax and accounting advice with respect to this subscription and the transactions contemplated by it and, in particular, the Subscriber has been advised to consult its own legal advisers in connection with any applicable statutory hold periods or re-sale restrictions and the Subscriber is solely responsible for compliance with applicable hold periods or re-sale restrictions.

  15.
  The Subscriber represents and warrants that it has not used any finder or other person in connection with the transactions contemplated by this Subscription Agreement, and agrees to indemnify and hold the Company harmless to the extent any person makes any claim against the Company for any fee in connection with the transactions contemplated hereby.

  16.
  The Subscriber represents and warrants that it has full power and authority (corporate, statutory and otherwise) to execute and deliver this Subscription Agreement and to purchase the Securities. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms. If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

  17.
  The Subscriber acknowledges and understands that unless designated to be picked up by the Subscriber, all certificates representing the Securities so purchased shall be delivered by courier or registered mail in accordance with the registration and delivery instructions set forth below.

  18.
  The Subscriber acknowledges that the Company is relying on the accuracy of the representations and warranties that the Subscriber is making in this Subscription Agreement, and agrees to indemnify the Company and to hold the Company harmless from any and all liability that may result to the Company (including court costs and attorneys' fees) as a result of any of the Subscriber's representations and warranties being materially inaccurate, incomplete or misleading.

  19.
  This Subscription Agreement may be amended or modified only if done so in writing and signed by both the Company and the Subscriber. No evidence shall be admissible in court concerning any alleged oral amendment hereof. This Subscription Agreement fully integrates all prior agreements and understandings concerning the Subscriber's purchase of the Securities.

  20.
  This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

To be Completed by Subscriber:

RESOURCE CAPITAL FUND III L.P.		EI#
By:	Resource Capital Associates III L.P., General Partner
By:	RCA III GP L.L.C., General Partner	Date: MARCH 31, 2005

By:	/s/ RYAN T. BENNETT
Name: Ryan T. Bennett
Title: Vice President

Signature

REGISTRATION INSTRUCTIONS		SPECIAL DELIVERY INSTRUCTIONS
Certificates for the Securities are to be issued as follows:		TO BE COMPLETED ONLY IF THE CERTIFICATES FOR THE SECURITIES ARE TO BE SENT TO AN ADDRESS OTHER THAN THAT APPEARING IN THE REGISTRATION INSTRUCTIONS.
RESOURCE CAPITAL FUND III L.P. Name		Name
1400 Sixteenth Street, Suite 200 Address		Address
Denver, Colorado 80202 Address
(720) 946-1444 Telephone Number		☐ Hold certificates for pick-up at the offices of the Company.

Acceptance by Calais Resources Inc.

        The undersigned, on behalf of Calais Resources Inc. and with the authority of the Board of Directors thereof as set forth in resolutions adopted by the Board on March 16, 2005 and March 29, 2005, hereby accept the foregoing subscription agreement in accordance with its terms effective on the date set forth below.

March 31, 2005	CALAIS RESOURCES INC.

	By:	/s/ THOMAS S. HENDRICKS Thomas S. Hendricks, President

QuickLinks

SUBSCRIPTION FORM